Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com

AppHarvest announces Q4 and FY2021 results exceed updated guidance as company expects to quadruple its farms and more than double net sales by end of 2022

Company achieves high end of net sales guidance range
and low-end of Net Loss and Adjusted EBITDA loss range for FY2021

Names Julie Nelson Chief Operating Officer to optimize operations across the AppHarvest farm network
Cuts non-operations headcount by about 50% to enable positive operating cash flow with four-farm network
Remains on track to add three farms and diversify crops
to include salad greens and berries by year-end

MOREHEAD, Ky., Feb. 24, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its fourth quarter and full-year 2021 operating and financial results, exceeding its previous guidance with expectations to quadruple its farm network and more than double its net sales in 2022.

“From our first harvest in January 2021, to selling in more than 1,000 top grocery stores and restaurants to the acquisition of a robotics and AI company to expanding our farm network and diversifying into salad greens and berries by year-end, AppHarvest has made significant strides in our first year as a public company laying a solid foundation for scalable and sustainable growth,” said AppHarvest Founder & CEO Jonathan Webb. “For year two, we are laser focused on the core business, adjusting our strategy to better control costs and further optimize operational performance as we work to quadruple our number of farms and more than double net sales this year to build a resilient business that creates long-term shareholder value.”

Full-Year 2021 Results

AppHarvest achieved the high end of its guidance range for full-year 2021 net sales and non-GAAP Adjusted EBITDA. The company delivered net sales of $9.1 million, versus a previously announced outlook of $7 to $9 million. AppHarvest reported a net loss of $166.2 million, with an Adjusted EBITDA loss of $69.9 million versus a prior outlook of an Adjusted EBITDA loss of $70 to $75 million.

Full-year 2021 results were driven by higher sales on better operating performance and gross market prices for tomatoes as well as cost containment. With the first year of operations completed and baselines set, the company is also able to more accurately forecast business results.

Fourth Quarter 2021 Results

For the fourth quarter, net sales were $3.1 million on 4.4 million pounds sold with a net sales price of 69 cents per pound, almost double the price achieved in the third quarter. This improvement was driven by a more favorable ratio of premium-grade tomatoes and better gross market prices for tomatoes.

The company recorded a net loss of $88.4 million and non-GAAP Adjusted EBITDA loss of $18.3 million in the fourth quarter of 2021. (See reconciliation of the non-GAAP measure at the end of the news release.) In April 2021, AppHarvest acquired Root AI, Inc. (now AppHarvest Technology, Inc. (ATI)), an artificial intelligence and robotics company. ATI’s Virgo prototype universal harvesting robot has doubled in its picking capability with the advantage of being deployed in AppHarvest’s Morehead facility since the acquisition. ATI also has developed a farm operations software platform with multiple applications. Both the robotics and software are expected to become revenue-generating in 2023. AppHarvest continues to believe in the strength of ATI to deliver robotics and software solutions to optimize its own high-tech farm network and to serve the broader CEA sector globally, and the company believes it will be able to secure the financing needed for investments required for ATI to reach its full commercial potential. However, based on AppHarvest’s reduced market value and the need to align the value of these assets, as previously announced on January 31, the company recorded a non-cash charge of approximately $59.9 million in the fourth quarter to impair the carrying value of goodwill and definite lived intangible assets related to the acquisition of Root AI.

Development

AppHarvest production is expected to increase in 2022 as the company is on track to quadruple its number of farms by the end of the year and to provide a diverse produce portfolio that includes salad greens and berries. The 15-acre Berea, Ky., salad green

Exhibit 99.1
facility is approximately 68% complete. The 60-acre Richmond, Ky., tomato facility is approximately 65% complete. A 30-acre Somerset, Ky., berry facility is approximately 55% complete. We expect to ramp up each facility with a phased approach that brings on additional productive acreage over time, starting with the Berea facility this summer.

These three new farms are expected to accelerate sales growth, enable AppHarvest to be financially self-sufficient and attract new capital needed to continue to grow its network beyond the four farms. With the expansion of the three new farms and the additional acres of new production this year, AppHarvest remains on track to complete one of the biggest controlled environment agriculture (CEA) buildouts in the world in 2022.

“We believe that completing our current development phase puts us in the prime position to deliver positive operating cash flow with a four-farm network,” said AppHarvest President David Lee. “Beyond the four farms, we plan to develop additional facilities only after securing the required capital, and we remain confident in our ability to do that and to be self-sufficient.”

Operations
The leadership team at Morehead has stabilized operations using a data-driven approach to performance management. This action has been supported with the implementation of a new supply chain planning process and an enhanced training program for frontline associates. These measures have resulted in improved yield and quality versus Q3 2021. The team is now focused on increasing labor efficiency at the farm and on delivering cost savings.

Through the first few weeks of Q1 2022, compared to Q4 results, the company is tracking to a saleable yield of more than three million more pounds of tomatoes. Quality levels and gross market prices are in line with the previous quarter, and distribution fee expenses are aligned with internal projections despite significant cost increases for freight.
AppHarvest has been executing an aggressive plan to manage the impact of inflation to the business by planning for it within its financial outlook, significantly reducing its cost structure and supporting its partners as they work with end customers to pass along price increases.

Nelson promoted to Chief Operating Officer

To further improve operational performance the company has promoted Julie Nelson, previously AppHarvest Executive Vice President of Operations, to Chief Operating Officer. Reporting to AppHarvest President David Lee, Nelson will work to optimize profitable growth and drive productivity across the company’s planned network of farms. “Under Julie’s leadership at Morehead, we’ve seen significant improvements to productivity, volume and quality,” said Lee. “Leveraging her extensive experience from PepsiCo, Julie is implementing the operational rigor that is critical to profitable growth as we continue to scale operations and bring three new farms online by the end of 2022.”

Project New Leaf Update

Through the company’s cost containment program, Project New Leaf, AppHarvest is taking steps to best position itself for sustainable growth while also establishing a clear path to consistent profitability as the farm network expands and crop types are added. As part of this program, the company has realigned teams and reporting structures and created operational efficiencies—including through corporate workforce reductions, changes to direct-to-consumer outreach and more tightly controlled spend. These actions resulted in approximately $16 million in annualized savings.

“We have been in hyper-growth mode laying the foundation to grow AppHarvest into a broad sustainable foods business,” said Lee. “As we quadruple our number of operational farms this year, we are focusing concretely on progress in our core operations, which led us to streamline the organization with nearly a 50% cut to non-operations corporate headcount in February. We believe these changes will lead to improved and more consistent operating performance as we work to get to positive operating cash flow.”

Balance Sheet and Liquidity

The company ended the year with cash and cash equivalents of $151 million, approximately $59 million in total availability on its credit facilities. In December 2021, the company also established a $100 million committed equity facility with B. Riley Principal Capital, which has not yet been used.

Financial Outlook

The company’s Morehead, Ky., farm is its only facility currently in operation and will be the main driver for the full-year 2022 outlook of net sales of $24 to $32 million, more than double the net sales from last year. The company expects a contribution of mid-single digit millions of dollars from the three new farms given their estimated timing of completion toward the end of the year. The Adjusted EBITDA loss expectation is in the range of $70 to $80 million, modestly higher than the $69.9 million last year despite the expected quadrupling of the farm network and significant inflation.

AppHarvest expects to invest approximately $140 to $150 million in capital expenditure for full-year 2022, which accounts for the completion of the three farms under construction and the related equipment necessary to operate them.

Exhibit 99.1
By the end of this year, the company expects to have four farms in operation as it continues to work toward its long-term goal of up to a 12-farm network. As previously announced, any plans to develop additional facilities are predicated on securing the required capital in advance, and the company remains confident in its ability to be self-sufficient.

With a steadily improving operation at Morehead, a more streamlined corporate center and a more robust operating playbook for the three new farms opening this year based on insights from its first year of operations, the AppHarvest teams are focused on core business improvement and generating positive operating cash flow.

CEA sector development

As a pioneer in the industry, AppHarvest also is seeing potential benefits as the CEA sector continues to mature and attract investments coming from top retail customers, private equity and other ESG-focused investors in addition to the general market. Working closely with its distributor, Mastronardi Produce, AppHarvest is reaching the top 25 national grocery store chains and restaurants and its tomatoes have been sold in more than 1,000 stores.

“With 70 years in the CEA and greenhouse industry it’s exciting to see the ever-increasing demand for greenhouse-grown produce in North America. We’re seeing top retail customers increasingly value the advantages of CEA produce,” said Mastronardi Produce President and CEO Paul Mastronardi. “With its reliable quality and consistent volume at scale coupled with consumer demand for sustainable products, we expect to continue to take more shelf space with produce like AppHarvest’s.”

Appointment to Board of Directors

Earlier this month, the company announced the appointment of J. Kevin Willis, Senior Vice President and Chief Financial Officer of Ashland (NYSE: ASH), a global specialty materials company, to the AppHarvest Board of Directors as audit committee chair. Willis fills a Board seat vacated by Bob Laikin rotating off the board. Laikin served as chairman of Novus Capital Corporation, which was the company that AppHarvest merged with to become publicly traded.

Conference Call and Webcast

Management of AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its fourth quarter and full-year 2021 financial results and operations. Participation instructions for the live event and replay are as follows:

Live webcast and conference call:
•Webcast accessible at investors.appharvest.com
•Dial-in: 1-833-665-0607 (Domestic Toll Free) / 1-929-517-0397 (Toll / International)
•Participant Entry Number: 2558968

Conference Replay*:
•Webcast accessible at investors.appharvest.com
•Dial-in: 1-855-859-2056 (Domestic / Toll Free) / 1-404-537-3406 (Toll / International)
•Conference Number: 2558968

*Available approximately two hours after the end of the conference call through March 4, 2022.

About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: goodwill and intangible impairment expenses, stock-based compensation, business combination transaction-related costs, remeasurement of warrant liabilities, Root AI transaction-related costs and certain other non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

Exhibit 99.1

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2022 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2022. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2022 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s expected full year 2021 net sales, net loss and Adjusted EBITDA, intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the second season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on November 10, 2021, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1
APPHARVEST, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$150,755	$21,909
Restricted cash	25,556	—
Accounts receivable, net	1,575	—
Inventories, net	4,998	3,387
Prepaid expenses and other current assets	5,613	481
Total current assets	188,497	25,777
Operating lease right-of-use assets, net	5,010	1,307
Property and equipment, net	343,913	152,645
Other assets, net	16,644	1,188
Total non-current assets	365,567	155,140
Total assets	$554,064	$180,917
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$8,553	$1,342
Accrued expenses	15,794	5,184
Current portion of lease liabilities with a related party	—	59,217
Current portion of lease liabilities	751	166
Current portion of financing obligation with a related party	—	58,795
Current portion of long-term debt	28,020	—
Note payable with related party	—	30,000
Other current liabilities	119	77
Total current liabilities	53,237	154,781
Long-term debt, net of current portion	102,637	—
Lease liabilities, net of current portion	4,938	1,370
Deferred income tax liabilities	2,418	—
Private Warrant liabilities	1,385	—
Other liabilities	1,809	—
Total non-current liabilities	113,187	1,370
Total liabilities	166,424	156,151
Commitments and contingencies (Note 11)
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 101,136 and 44,461 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	10	4
Additional paid-in capital	576,895	45,890
Accumulated deficit	(187,314)	(21,128)
Accumulated other comprehensive loss	(1,951)	—
Total stockholders’ equity	387,640	24,766
Total liabilities and stockholders’ equity	$554,064	$180,917

Exhibit 99.1
APPHARVEST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$3,070	$—	$9,050	$—
Cost of goods sold	11,937	—	41,938	—
	(8,867)	—	(32,888)	—
Operating expenses:
Selling, general and administrative expenses	22,888	8,036	107,245	16,471
Goodwill and other intangible asset impairment	59,901	—	59,901	—
Total operating expenses	82,789	8,036	167,146	16,471
Loss from operations	(91,656)	(8,036)	(200,034)	(16,471)
Other income (expense):
Development fee income from a related party	—	(2)	—	406
Interest expense from related parties	—	(1,333)	(658)	(1,423)
Change in fair value of Private Warrants	2,952	—	35,047	—
Other	767	62	448	49
Loss before income taxes	(87,937)	(9,309)	(165,197)	(17,439)
Income tax benefit (expense)	(450)	(9)	(989)	(9)
Net loss	(88,387)	(9,318)	(166,186)	(17,448)

Other comprehensive loss:
Net unrealized losses on derivatives contracts, net of tax	627	—	(1,951)	—
Comprehensive loss	$(87,760)	$(9,318)	$(168,137)	$(17,448)

Net loss per common share:
Basic and diluted	$(0.88)	$(0.21)	$(1.74)	$(0.46)
Weighted average common shares outstanding:
Basic and diluted	100,437	44,454	95,571	38,072

Exhibit 99.1

APPHARVEST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year ended December 31,
	2021	2020
Operating Activities
Net loss	$(166,186)	$(17,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(35,047)	—
Deferred income tax provision	989	9
Depreciation and amortization	10,794	176
Stock-based compensation expense	40,910	154
Issuance of common stock for commitment shares	1,006	—
Rent payments (in excess of) less than average rent expense, net	(10)	26
Interest accrual on financing with related parties	—	1,414
Amortization of development fee with a related party	—	(406)
Goodwill and other intangible asset impairment	59,901	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(1,316)	—
Inventories, net	(1,611)	(2,962)
Prepaid expenses and other current assets	(4,872)	(347)
Other assets, net	(10,528)	(948)
Accounts payable	402	1,175
Accrued expenses	2,366	1,933
Other current liabilities	(874)	77
Other non-current liabilities	153	4,000
Net cash used in operating activities	(103,924)	(13,147)
Investing Activities
Purchases of property and equipment	(177,742)	(35,682)
Purchases of property and equipment from a related party	(122,911)	—
Cost of acquisition, net of cash acquired	(9,756)	—
Investment in unconsolidated entity	(5,000)	—
Net cash used in investing activities	(315,409)	(35,682)
Financing Activities
Proceeds from debt to a related party	—	32,000
Proceeds from Business Combination and PIPE Shares, net	448,500	—
Proceeds from debt	131,278	—
Debt issuance costs	(1,038)	—
Payments on financing obligation to a related party	(2,089)	(258)
Proceeds from stock options exercised	39	35
Proceeds from employee stock purchase plan	165	—
Proceeds from exercise of warrants	95	—
Payments of withholding taxes on restricted stock conversions	(3,216)	—
Issuance of preferred stock, net	—	32,949
Other financing activities	—	(19)
Net cash provided by financing activities	573,734	64,707
Change in cash, cash equivalents and restricted cash	154,402	15,878
Beginning of period	21,909	6,031
Cash, cash equivalents and restricted cash at the end of period	176,311	21,909
Less restricted cash at the end of the period	25,556	—
Cash and cash equivalents at the end of period	$150,755	$21,909

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2021	2020	2021	2020
Net loss	$(88.4)	$(9.3)	$(166.2)	$(17.4)
Interest expense from related parties	—	(0.1)	0.7	—
Interest income	(0.1)	—	(0.3)	—
Income tax expense (benefit)	0.5	—	1.0	—
Depreciation and amortization expense	3.0	0.2	10.8	0.2
Other	(0.9)	—	—	—
EBITDA	(85.9)	(9.3)	(154.0)	(17.3)
Goodwill and other intangible asset impairment	59.9	—	59.9	—
Change in fair value of Private Warrants	(3.0)	—	(35.0)	—
Stock-based compensation expense	9.7	0.1	40.9	0.2
Issuance of common stock for commitment shares	1.0	—	1.0	—
Transaction success bonus on completion of Business Combination	—	—	1.5	—
Reorganization costs	—	—	0.9	—
Business Combination transaction costs	—	—	13.9	—
Root AI acquisition costs	—	—	1.0	—
Adjusted EBITDA	$(18.3)	$(9.2)	$(69.9)	$(17.1)
*Due to rounding, totals may not foot